Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of February 15, 2017 and effective in accordance with Section 3 below, by and among REALPAGE, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower party hereto, certain of the Lenders referred to below, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders party to the Credit Agreement (“Administrative Agent”).
STATEMENT OF PURPOSE:
WHEREAS, the Borrower, certain financial institutions party thereto (the “Lenders”) and the Administrative Agent have entered into that certain Credit Agreement dated as of September 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has requested certain amendments to the Credit Agreement as set forth more fully herein;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Credit Agreement (as amended by this Amendment).
Section 2.    Amendments to Credit Agreement. Effective as of the Second Amendment Effective Date (as defined below) and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the parties hereto agree that the Credit Agreement is amended as follows:
(a)The definition of “Consolidated EBITDA” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP:
(a)Consolidated Net Income for such period plus
(b)the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period:
(i)    provisions for taxes based on income, profits or capital, including federal, foreign and state income, franchise taxes, and similar taxes based on income, profits or capital paid or accrued during such period (including in respect of repatriated funds),
(ii)    Consolidated Interest Expense,
(iii)    amortization, depreciation and other non‑cash charges, expenses or losses (except to the extent that such non-cash charges, expenses or losses are reserved for cash expenses to be taken in the future),
(iv)    unusual or extraordinary losses (excluding extraordinary losses from discontinued operations),
(v)    one-time restructuring and integration expenses (which for the avoidance of doubt, shall include, but not be limited to, retention, severance, systems establishment costs, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees) in an aggregate amount not to exceed $5,000,000 during any twelve (12) month period; provided that any such restructuring and integration expenses that relate to any Permitted Acquisition may only be included in this clause (v) to the extent incurred more than twelve (12) months following the consummation of such Permitted Acquisition,

86549757_5

(vi)    one-time restructuring and integration expenses (which for the avoidance of doubt, shall include, but not be limited to, retention, severance, systems establishment costs, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees) incurred by the Borrower and its Subsidiaries in connection with, and directly related to, any Permitted Acquisition, only to the extent that such restructuring and integration expenses are incurred within twelve (12) months following the consummation of such Permitted Acquisition; provided that the aggregate amount added back in reliance on this clause (vi), together with amounts added back under clause (vii), shall not exceed twenty percent (20%) of Consolidated EBITDA for such period (calculated prior to giving effect to any such amounts added back under clauses (vi) and (vii)),
(vii)    non-recurring costs, extraordinary expenses and other pro forma adjustments (including anticipated cost savings and other synergies) attributable to Specified Transactions that have been consummated during such period to the extent that such costs, expenses or adjustments (A) are reasonably expected to be realized within twelve (12) months of such Specified Transaction as set forth in reasonable detail on a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent and (B) are calculated on a basis consistent with GAAP and are, in each case, reasonably identifiable, factually supportable, and expected to have a continuing impact on the operations of the Borrower and its Subsidiaries; provided that (x) the aggregate amount added back in reliance on this clause (vii), together with amounts added back under clause (vi), shall not exceed twenty percent (20%) of Consolidated EBITDA for such period (calculated prior to giving effect to any such amounts added back under clauses (vi) and (vii)) and (y) the aggregate amount of cost savings and other synergies (actual or anticipated) added back in reliance on this clause (vii) shall not exceed fifteen percent (15%) of Consolidated EBITDA for such period (calculated prior to giving effect to any such amounts added back under this clause (vii)),
(viii)    one-time out-of-pocket costs and expenses incurred by the Borrower and its Subsidiaries in connection with, and directly related to, (A) the Transactions, (B) any Permitted Acquisition, (C) issuances of any Equity Interests, (D) dispositions of any assets permitted hereunder, (E) incurrence, amendment, modification, refinancing or repayment of Indebtedness (in each case of clauses (B) through (E), whether or not successful), including, without limitation, legal, accounting and advisory fees, provided that to the extent incurred after the Closing Date or the consummation of the applicable transaction, such out-of-pocket costs and expenses may only be included to the extent that such out-of-pocket costs and expenses are incurred within twelve (12) months following the Closing Date or the consummation of such transaction, as applicable,
(ix)    litigation fees, costs and expenses (but exclusive of any payments that are funded with proceeds of Borrower’s liability insurance) incurred by Borrower and its Subsidiaries during the preceding twelve (12) month period, not to exceed $5,000,000 in the aggregate for any such period,
(x)    one-time facility consolidation, closing and relocation costs and expenses incurred in connection with the transition or relocation of the Borrower’s headquarters location and consolidation of the Borrower’s offices not currently a part of Borrower’s headquarters location, less
(c)    the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period:
(i) interest income,
(ii) any unusual or extraordinary gains; and
(iii) non-cash gains or non-cash items increasing Consolidated Net Income;

86549757_5

provided that, to the extent included in determining Consolidated Net Income for such period, Consolidated EBITDA shall be calculated so as to exclude (x) the effects of adjustments (including, without limitation, in connection with the fair value adjustment tied to the Borrower’s deferred revenue and fair value adjustments determined in accordance with GAAP related to Earn-outs, Holdbacks or other contingent consideration obligations) resulting from the application of purchase accounting related to the Transactions, any Acquisition consummated prior to the date hereof or any Permitted Acquisition or the amortization or write-off of any amounts thereof, net of Taxes and (y) the cumulative effect of any changes in GAAP or accounting principles applied by management during such period. For purposes of this Agreement, Consolidated EBITDA shall be calculated on a Pro Forma Basis.”
(b)The definition of “Pro Forma Basis” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Pro Forma Basis” means, for purposes of calculating Consolidated EBITDA for any period during which one or more Specified Transactions occurs, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement and Consolidated EBITDA shall be determined by (a) with respect to any such Specified Disposition, excluding the Consolidated EBITDA attributable to the Property or Person disposed of in such Specified Disposition and (b) with respect to any such Permitted Acquisition, including the Consolidated EBITDA attributable to the Property or Person acquired in such Permitted Acquisition, in each case for such period (calculated based on the Consolidated EBITDA for such Property or Person prior to such acquisition, including any amounts added back or deducted pursuant to the definition of Consolidated EBITDA) (provided that such Consolidated EBITDA to be included is reflected in financial statements or other financial data reasonably acceptable to the Administrative Agent and based upon reasonable assumptions and calculations which are expected to have a continuous impact); provided that the foregoing amounts shall be without duplication of any adjustments that are already included in the calculation of Consolidated EBITDA.
If a transaction which is conditioned on compliance on a Pro Forma Basis with the covenants set forth in Section 9.13 is consummated prior to the first date on which such covenant is required to be satisfied, the level required for such first date shall be deemed to apply for determining such compliance on a Pro Forma Basis.
Any Permitted Acquisition or incurrence of Indebtedness under Section 9.1(r) which is conditioned on, or determined by reference to, compliance on a Pro Forma Basis with Section 9.13, may include an increase in the required Consolidated Net Leverage Ratio under Section 9.13(a) to the extent permitted pursuant to the second paragraph of such Section if the Borrower has elected to exercise such increase by giving written notice to the Administrative Agent not less than five (5) Business Days’ prior to the consummation of such Permitted Acquisition or incurrence of Indebtedness.”
(c)Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition of “Second Amendment Effective Date” in the appropriate alphabetical order to read as follows:
““Second Amendment Effective Date” means February 15, 2017.”
(d)Section 2.7(a) of the Credit Agreement is hereby amended by (i) replacing the reference therein to “First Amendment Effective Date” with “Second Amendment Effective Date” and (ii) replacing the reference therein to “$25,000,000” with “$150,000,000”.
Section 3.    Conditions to Effectiveness. This Amendment shall be deemed to be effective upon the satisfaction or waiver of each of the following conditions to the reasonable satisfaction of the Administrative Agent (such date, the “Second Amendment Effective Date”):
(a)    The Administrative Agent’s receipt of this Amendment, duly executed by each of the Credit Parties, the Administrative Agent, and the Required Lenders.

86549757_5

(b)    Payment of all expenses of the Administrative Agent, to the extent invoiced at least two (2) Business Days prior to the Second Amendment Effective Date (except as otherwise reasonably agreed to by the Borrower), required to be paid on the Second Amendment Effective Date.
(c)    The representations and warranties in Section 4 of this Amendment shall be true and correct as of the Second Amendment Effective Date.
For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Amendment Effective Date specifying its objection thereto.
Section 4.    Representations and Warranties. By its execution hereof, each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof after giving effect to this Amendment:
(a)    each of the representations and warranties made by the Credit Parties in or pursuant to the Loan Documents is true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects), in each case, on and as of the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date;
(b)    no Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect hereto;
(c)    it has the right and power and is duly authorized and empowered to enter into, execute and deliver this Amendment and to perform and observe the provisions of this Amendment;
(d)    this Amendment has been duly authorized and approved by such Credit Party’s board of directors or other governing body, as applicable, and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
(e)    the execution, delivery and performance of this Amendment do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Permitted Liens) upon any assets or property of any of the Credit Parties, or any of their respective Subsidiaries, under the provisions of, such Credit Party’s or such Subsidiary’s organizational documents or any material agreement to which such Credit Party or Subsidiary is a party.
Section 5.    Effect of this Amendment. On and after the Second Amendment Effective Date, references in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other

86549757_5

agreement by and among the Credit Parties, on the one hand, and the Administrative Agent or any other Lender, on the other hand.
Section 6.    Costs and Expenses. The Borrower hereby reconfirms its obligations pursuant to Section 12.3 of the Credit Agreement to pay and reimburse the Administrative Agent and its Affiliates in accordance with the terms thereof.
Section 7.    Acknowledgments and Reaffirmations. Each Credit Party (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, any of the Loan Documents to which it is a party, (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party and (c) agrees that each of the Loan Documents to which it is a party remain in full force and effect and are hereby ratified and confirmed.
Section 8.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 9.    Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts and by facsimile signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
Section 10.    Electronic Transmission. Delivery of this Amendment by facsimile, telecopy or pdf shall be effective as delivery of a manually executed counterpart hereof; provided that, upon the request of any party hereto, such facsimile transmission or electronic mail transmission shall be promptly followed by the original thereof.
Section 11.    Nature of Agreement. For purposes of determining withholding Taxes imposed under FATCA from and after the Second Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement (as amended by this Amendment) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
[Signature Pages Follow]

86549757_5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

BORROWER:

REALPAGE, INC.

By:    /s/ W. B. Hill
Name:    W. Bryan Hill
Title: Executive Vice President, Chief Financial Officer &
Treasurer

SUBSIDIARY GUARANTORS:

MULTIFAMILY INTERNET VENTURES, LLC

By:    /s/ W. B. Hill
Name: W. Bryan Hill
Title: Executive Vice President, Chief Financial Officer &
Treasurer of RealPage, Inc., Sole Member

PROPERTYWARE LLC

By:    /s/ W. B. Hill
Name: W. Bryan Hill
Title: Executive Vice President, Chief Financial Officer &
Treasurer of RealPage, Inc., Sole Member

LEVEL ONE LLC

By:    /s/ W. B. Hill
Name: W. Bryan Hill
Title: Executive Vice President, Chief Financial Officer &
Treasurer of RealPage, Inc., Sole Member

RP ABC LLC

By:    /s/ W. B. Hill
Name: W. Bryan Hill
Title: Executive Vice President, Chief Financial Officer &
Treasurer of RealPage, Inc., Sole Member

RealPage, Inc.
Second Amendment to Credit Agreement
Signature Page

REALPAGE VENDOR COMPLIANCE LLC

By:    /s/ W. B. Hill
Name: W. Bryan Hill
Title: Executive Vice President, Chief Financial Officer &
Treasurer of RealPage, Inc., Sole Member

VELOCITY UTILITY SOLUTIONS LLC

By:    /s/ W. B. Hill
Name: W. Bryan Hill
Title: Executive Vice President, Chief Financial Officer &
Treasurer of RealPage, Inc., Sole Member

KIGO, INC.

By:    /s/ W. B. Hill
Name: W. Bryan Hill
Title: Executive Vice President, Chief Financial Officer &
Treasurer

LEASESTAR LLC

By:    /s/ W. B. Hill
Name: W. Bryan Hill
Title: Executive Vice President, Chief Financial Officer &
Treasurer of RealPage, Inc., Sole Member

RP NEWCO XV LLC

By:    /s/ W. B. Hill
Name: W. Bryan Hill
Title: Executive Vice President, Chief Financial Officer &
Treasurer of RealPage, Inc., Sole Member

NWP SERVICES CORPORATION

By:    /s/ W. B. Hill
Name: W. Bryan Hill
Title: Executive Vice President, Chief Financial Officer &
Treasurer

RealPage, Inc.
Second Amendment to Credit Agreement
Signature Page

ADMINISTRATIVE AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:     /s/ Reid R. Landers
Name: Reid R. Landers
Title: Vice President

FIFTH THIRD BANK, as Lender

By:     /s/ Glen Mastey
Name: Glen Mastey
Title: Managing Director

COMERICA BANK, as Lender

By:     /s/ Charles Fell
Name: Charles Fell
Title: Vice President

BANK OF AMERICA, N.A., as Lender

By:     /s/ Jennifer Yan
Name: Jennifer Yan
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as Lender

By:     /s/ Justin Kelley
Name: Justin Kelley
Title: Executive Director

REGIONS BANK, as Lender

By:     /s/ Jason Douglas
Name: Jason Douglas
Title: Director

RealPage, Inc.
Second Amendment to Credit Agreement
Signature Page

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:     /s/ Ali Zaidi
Name: Ali Zaidi
Title: Duly Authorized Signatory

RealPage, Inc.
Second Amendment to Credit Agreement
Signature Page